Exhibit 23.21

CONSENT OF QUALIFIED PERSON

WSP Canada Inc., in connection with Arcadium Lithium plc’s registration statement on Form S-4 and the proxy statement/prospectus included therein and any amendments or supplements and/or exhibits thereto (collectively, the “Registration Statement”), consents to:

1.
The filing and use of the technical report summary titled “SEC Technical Report Summary James Bay Lithium Project” (the “Technical Report Summary”), with an effective date of June 30, 2023, as an exhibit to and referenced in the Registration Statement;

2.
The use of and references to our name, including our/my status as an expert or “qualified person” (as defined in Subpart 1300 of Regulation S-K promulgated by the Securities and Exchange Commission), in connection with the Registration Statement and the Technical Report Summary; and

3.
Any extracts from or a summary of the Technical Report Summary included in or incorporated by reference in the Registration Statement and the use of any information derived, summarized, quoted or referenced from the Technical Report Summary, or portions thereof, that was or were prepared by us, that we supervised the preparation of and/or that was or were reviewed and approved or certified to by us, that is or are included or incorporated by reference in the Registration Statement.

WSP Canada Inc. is responsible for authoring, and this consent pertains to, the following sections of the Technical Report Summary:

1.	Section 1.10 - Project Infrastructure
2.	Section 1.12 - Environmental Studies, Permitting and Social or Community Impact
3.	Section 1.15.3 - Mine Waste and Water Management
4.	Section 1.15.5 - Environment
5.	Section 15.2 - Waste Rock and Tailings Storage Facility (WRTSF)
6.	Section 15.3 - Overburden and Peat Storage Facility (OPSF)
7.	Section 15.4 - Clean Water Diversion and Contact Water Management
8.	Section 17 - Environmental Studies, Permitting and Social or Community Impact
9.	Section 22.2.3 - Waste Rocks and Tailings
10.	Section 23.3 - Mine Waste and Water Management
11.	Section 23.5 - Environment

WSP Canada Inc. certifies that it has read the descriptions and references to the Technical Report Summary in the Registration Statement and the documents incorporated by reference therein and that such descriptions and references fairly and accurately represent the information in the Technical Report Summary for which it is responsible.

Dated October 30, 2023

WSP Canada Inc.
/s/ Jerry DeWolfe
Jerry DeWolfe, P.Geo., VP Mining Engineering & Stability, WSP Canada Inc.